Exhibit 10.1

Amendment No. 1 to Rights Agreement

This Amendment No. 1 to the Rights Agreement (this “Amendment”) is made as of September 12, 2022 and amends that certain Rights Agreement dated as of May 6, 2019 (the “Rights Agreement”), by and between Capstone Green Energy Corporation, a Delaware Corporation (the “Company”), and Broadridge Financial Solutions, Inc., a Delaware corporation, as rights agent (the “Rights Agent”). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

RECITALS:

WHEREAS, the Company and the Rights Agent had previously entered into the Rights Agreement for the purposes of preserving the Company’s ability to utilize certain net operating losses and certain other tax attributes for United States federal income tax purposes;

WHEREAS, the Rights Agreement expired on May 6, 2022 (the “Final Expiration Date”);

WHEREAS, pursuant to Section 7(a) of the Rights Agreement, the Board may establish a new Final Expiration Date prior to such date so long as the extension is submitted to the stockholders of the Company for ratification at the next annual meeting of the stockholders succeeding such extension;

WHEREAS, on April 7, 2022, the Board approved the extension of the Final Expiration Date to May 6, 2025; and

WHEREAS, at the 2022 Annual Meeting of Stockholders of the Company held on September 12, 2022, the Company’s stockholders ratified the extension of the Final Expiration Date to May 6, 2025.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.Amendment to Rights Agreement.

(a) Section 7(a) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, in the restrictions on exercisability set forth in Sections 9(c), 11(a)(iii) and 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Exercise Price for each one one-thousandth of a share of Preferred Stock (or Common Stock, other securities, cash or other assets, as the case may be) as to which the Rights are exercised prior to the earliest of (i) the Close of Business on May 6, 2025 or such later date as may be established by the Board prior to the expiration of the Rights as long as the extension is submitted to the stockholders of the Company for ratification at the next annual meeting of stockholders succeeding such extension (the “Final Expiration Date”); (ii) the time at which the Rights are redeemed pursuant to Section 23 hereof (the “Redemption Date”); (iii) the time at which the Rights are exchanged pursuant to Section 24 hereof (the “Exchange Date”); (iv) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13(f) at which time the Rights are terminated; (v) the Close of Business on the effective date of the repeal of Section 382 of the Code if the Board determines that this Agreement is no longer necessary or desirable for the preservation of Tax Benefits; and (vi) the Close of Business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits are available to be carried forward (the earliest of (i) — (vi) being herein referred to as the “Expiration Date”).

(b) the fourth paragraph of Exhibit B to the Rights Agreement – Summary of Rights to Purchase Series B Junior Participating Preferred Stock is hereby amended and restated to read in its entirety as follows:

The Rights are not exercisable until the Distribution Date.  The Rights will expire prior to the earliest of (i) May 6, 2025 or such later date as may be established by the Board prior to the expiration of the Rights as long as the extension is submitted to the stockholders of the Company for ratification at the next annual meeting of stockholders succeeding such extension (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed or exchanged by the Company, in each case as described below, (iii) upon the occurrence of certain transactions, (iv) the Close of Business on the effective date of the repeal of Section 382 of the Internal Revenue Code of 1986, as amended, if the Board determines that this Agreement is no longer necessary or desirable for the preservation of Tax Benefits, and (v) the Close of Business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits (as defined in the Rights Agreement) are available to be carried forward.

(c) the first paragraph of Exhibit C to the Rights Agreement – Form of Rights Certificate is hereby amended and restated to read in its entirety as follows:

NOT EXERCISABLE AFTER MAY 6, 2025 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF ANY SUCH PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE NULL AND VOID, AS LONG AS HELD BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE.

(d) the third paragraph of Exhibit C to the Rights Agreement – Form of Rights Certificate is hereby amended and restated to read in its entirety as follows:

This certifies that                  , or its registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of May 6, 2019, as amended from time to time (the “Rights Agreement”), between Capstone Turbine Corporation, a Delaware corporation (the “Company”), and Broadridge Financial Solutions, Inc., as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date and prior to 5:00 p.m., New York City time, on May 6, 2025, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series B Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company, at a purchase price of $5.22 per one one-thousandth share of Preferred Stock (the “Exercise Price”), upon presentation and surrender of this Rights Certificate with the Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Exercise Price per share as set forth above, are the number and Exercise Price as of May 6, 2019, based on the Preferred Stock as constituted at such date, and are subject to adjustment upon the happening of certain events as provided in the Rights Agreement. Capitalized terms used and not defined herein shall have the meanings specified in the Rights Agreement.

2.No Additional Changes.  Except as expressly and specifically amended by this Amendment, all provisions of the Rights Agreement shall remain in full force and effect according to their terms, and the Company and the Rights Agent shall continue to be bound by such Rights Agreement as modified by this Amendment. In the event of any conflict between any provision of the Rights Agreement and this Amendment, this Amendment shall control.  From and after the date hereof, all references in the Rights Agreement to “this Agreement” shall mean the Rights Agreement as amended by this Amendment.

3. Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

4. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.  Delivery of an executed signature page of Amendment by facsimile or other customary shall mean of electronic transmission (e.g., “PDF”) shall be effective as delivery of a manually executed counterpart hereof.

5. Interpretation. The headings contained in this Amendment are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Amendment. For purposes of this Amendment, whenever a specific provision of the Code or a specific Treasury

Regulation is referenced, such reference shall also apply to any successor or replacement provision or Treasury Regulation, as applicable.

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the date first above written

CAPSTONE GREEN ENERGY CORPORATION, as Company

By:	/s/ Darren R. Jamison____________________

Name:Darren R. Jamison

Title:President and Chief Executive Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Rights Agreement]

Exhibit 10.1

BROADRIDGE FINANCIAL SOLUTIONS, INC.,

as Rights Agent

By: /s/ John P. Dunn________________________

Name: John P. Dunn

Title: SVP

[Signature Page to Rights Agreement]